Exhibit (a)(3)

Schedule A

As of August 14, 2018

Series and Classes

FS Multi-Strategy Alternatives Fund

Classes of Shares

Class A

Class I

FS Managed Futures Fund

Classes of Shares

Class A

Class I

FS Global Macro Fund

Classes of Shares

Class A

Class I

FS Real Asset Fund

Classes of Shares

Class A

Class I

FS Long/Short Equity Fund

Classes of Shares

Class A

Class I

FS Market Neutral Fund

Classes of Shares

Class A

Class I

FS Event Driven Fund

Classes of Shares

Class A

Class I